Exhibit 99.1

Exterran Partners Reports Third-Quarter 2015 Results

•	EBITDA, as further adjusted, of $78 million for the quarter

•	Distribution coverage of 1.14x for the quarter

HOUSTON, Nov. 3, 2015 - Exterran Partners, L.P. (NASDAQ: EXLP) today reported EBITDA, as further adjusted (without the benefit of cost caps), of $78.2 million for the third quarter 2015, compared to $83.2 million for the second quarter 2015 and $72.4 million for the third quarter 2014. Distributable cash flow (without the benefit of cost caps) was $45.2 million for the third quarter 2015, compared to $48.3 million for the second quarter 2015 and $43.0 million for the third quarter 2014.

Revenue was $163.3 million for the third quarter 2015, compared to $167.8 million for the second quarter 2015 and $153.2 million for the third quarter 2014.

Net income was $11.5 million, or $0.11 per diluted limited partner unit, for the third quarter 2015, compared to $22.3 million, or $0.30 per diluted limited partner unit, for the second quarter 2015, and $18.1 million, or $0.26 per diluted limited partner unit, for the third quarter 2014.

Net income, excluding items, for the third quarter 2015 was $18.7 million, or $0.23 per diluted limited partner unit, excluding $7.2 million due to non-cash long-lived asset impairment charges related to our fleet. Net income, excluding items, was $24.5 million, or $0.33 per diluted limited partner unit, for the second quarter 2015, and $22.7 million, or $0.34 per diluted limited partner unit, for the third quarter 2014.

“In the face of continued challenging market conditions, Exterran Partners’ third-quarter performance demonstrated the relative stability of our production-related services business,” said Brad Childers, Chairman, President and Chief Executive Officer of Exterran Partners’ managing general partner. “And the business maintained solid gross margin performance due to effective cost management.”

For the third quarter 2015, Exterran Partners’ quarterly cash distribution was $0.5725 per limited partner unit, or $2.29 per limited partner unit on an annualized basis. The third-quarter 2015 distribution is $0.005 higher than the second-quarter 2015 distribution of $0.5675 per limited partner unit and $0.02 higher than the third-quarter 2014 distribution of $0.5525 per limited partner unit.

Conference Call Details
Exterran Partners and Exterran Holdings, Inc. will host a joint conference call on Tuesday, Nov. 3, 2015, to discuss their third-quarter 2015 financial results. The call will begin at 11:00 a.m. Eastern Time.

To listen to the call via a live webcast, please visit Exterran’s website at www.exterran.com. The call also will be available by dialing 800-446-2782 in the United States and Canada or +1-847-413-3235 for international calls. Please call approximately 15 minutes prior to the scheduled start time and reference Exterran conference call number 41044930.

A replay of the conference call will be available on Exterran’s website for approximately seven days. Also, a replay may be accessed by dialing 888-843-7419 in the United States and Canada or +1-630-652-3042 for international calls. The access code is 41044930#.

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EBITDA, as further adjusted, a non-GAAP measure, is defined as net income (loss) (a) excluding income taxes, interest expense (including debt extinguishment costs and gain or loss on termination of interest rate swaps), depreciation and amortization expense, impairment charges, restructuring charges, expensed acquisition costs, other items and non-cash selling, general and administrative (“SG&A”) costs (b) plus the amounts reimbursed to us by Exterran Holdings as a result of caps on cost of sales and SG&A costs provided in the omnibus agreement to which Exterran Holdings and Exterran Partners are parties (the “Omnibus Agreement”), which amounts are treated as capital contributions from Exterran Holdings for accounting purposes.

EBITDA, as further adjusted (without the benefit of the cost caps), a non-GAAP measure, is defined as EBITDA, as further adjusted, less the amounts reimbursed to us by Exterran Holdings as a result of caps on cost of sales and SG&A costs provided in the Omnibus Agreement.

Distributable cash flow, a non-GAAP measure, is defined as net income (loss) (a) plus depreciation and amortization expense, impairment charges, restructuring charges, expensed acquisition costs, non-cash SG&A costs, interest expense and any amounts reimbursed to us by Exterran Holdings as a result of the caps on cost of sales and SG&A costs provided in the Omnibus Agreement, which amounts are treated as capital contributions from Exterran Holdings for accounting purposes, (b) less cash interest expense (excluding amortization of deferred financing fees, amortization of debt discount and non-cash transactions related to interest rate swaps) and maintenance capital expenditures, and (c) excluding gains or losses on asset sales and other items.

Distributable cash flow (without the benefit of cost caps), a non-GAAP measure, is defined as distributable cash flow less the amounts reimbursed to us by Exterran Holdings as a result of caps on cost of sales and SG&A costs provided in the Omnibus Agreement.

Gross margin, a non-GAAP measure, is defined as total revenue less cost of sales (excluding depreciation and amortization expense). Gross margin percentage is defined as gross margin divided by revenue.

About Exterran Partners
Exterran Partners, L.P., a master limited partnership, is the leading provider of natural gas contract compression services to customers throughout the United States. Exterran Holdings, Inc. (NYSE: EXH) owns an equity interest in Exterran Partners, including all of the general partner interest. For more information, visit www.exterran.com.

Forward-Looking Statements
All statements in this release (and oral statements made regarding the subjects of this release) other than historical facts are forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements rely on a number of assumptions concerning future events and are subject to a number of uncertainties and factors, many of which are outside Exterran Partners’ control, which could cause actual results to differ materially from such statements. Forward-looking information includes, but is not limited to: Exterran Partners’ financial and operational strategies and ability to successfully effect those strategies; Exterran Partners’ expectations regarding future economic and market conditions; Exterran Partners’ financial and operational outlook and ability to fulfill that outlook; and demand for Exterran Partners’ services and growth opportunities for those services.

While Exterran Partners believes that the assumptions concerning future events are reasonable, it cautions that there are inherent difficulties in predicting certain important factors that could impact the future performance or results of its business. Among the factors that could cause results to differ materially from those indicated by such forward-looking statements are: local, regional and national economic conditions and the impact they may have on Exterran Partners and its customers; changes in tax laws that impact master limited partnerships; conditions in the oil and gas industry, including a sustained decrease in the level of supply or demand for oil or natural gas or a sustained decrease in the price of oil or natural gas; changes in economic conditions in key operating markets; changes in safety, health, environmental and other regulations; the failure of any third party to perform its contractual obligations; and the performance of Exterran Holdings.

These forward-looking statements are also affected by the risk factors, forward-looking statements and challenges and uncertainties described in Exterran Partners’ Annual Report on Form 10-K for the year ended December 31, 2014 and those set forth from time to time in Exterran Partners’ filings with the Securities and Exchange Commission, which are available at www.exterran.com. Except as required by law, Exterran Partners expressly disclaims any intention or obligation to revise or update any forward-looking statements whether as a result of new information, future events or otherwise.

SOURCE
Exterran Partners, L.P.

EXTERRAN PARTNERS, L.P.
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per unit amounts)

	Three Months Ended
	September 30,	June 30,	September 30,
	2015	2015	2014

Revenue	$163,293	$167,801	$153,163

Costs and expenses:
Cost of sales (excluding depreciation and amortization)	63,877	65,942	61,852
Depreciation and amortization	40,262	39,487	33,598
Long-lived asset impairment	7,163	1,826	3,558
Restructuring charges	—	—	125
Selling, general and administrative	20,729	20,721	20,734
Interest expense	19,048	19,082	16,141
Other (income) expense, net	585	(1,512)	(649)
Total costs and expenses	151,664	145,546	135,359
Income before income taxes	11,629	22,255	17,804
Provision for (benefit from) income taxes	131	(72)	(299)
Net income	$11,498	$22,327	$18,103

General partner interest in net income	$4,887	$4,814	$3,631

Limited partner interest in net income	$6,611	$17,513	$14,472

Weighted average common units outstanding used in income per limited partner unit (1):
Basic	59,716	58,987	55,661

Diluted	59,716	58,987	55,663

Income per limited partner unit (1):
Basic	$0.11	$0.30	$0.26

Diluted	$0.11	$0.30	$0.26

(1) Basic and diluted income per limited partner unit is computed using the two-class method. Under the two-class method, basic and diluted income per limited partner unit is determined by dividing income allocated to the limited partner units after deducting the amounts allocated to our general partner (including distributions to our general partner on its incentive distribution rights) and participating securities (phantom units with nonforfeitable tandem distribution equivalent rights to receive cash distributions), by the weighted average number of outstanding limited partner units excluding the weighted average number of outstanding participating securities during the period.

EXTERRAN PARTNERS, L.P.
UNAUDITED SUPPLEMENTAL INFORMATION
(In thousands, except per unit amounts, percentages and ratios)

	Three Months Ended
	September 30,	June 30,	September 30,
	2015	2015	2014

Revenue	$163,293	$167,801	$153,163

Gross margin (1)	$99,416	$101,859	$91,311
Gross margin percentage	61%	61%	60%

EBITDA, as further adjusted (1)	$78,200	$83,199	$75,125
% of revenue	48%	50%	49%

EBITDA, as further adjusted (1)	$78,200	$83,199	$75,125
Less: Cap on operating and selling, general and administrative costs provided by Exterran Holdings ("EXH")	—	—	(2,685)
EBITDA, as further adjusted (without the benefit of the cost caps) (2)	$78,200	$83,199	$72,440
% of revenue	48%	50%	47%

Capital expenditures	$54,396	$70,679	$77,465
Less: Proceeds from sale of property, plant and equipment	(734)	(6,524)	(4,221)
Net capital expenditures	$53,662	$64,155	$73,244

Distributable cash flow (3)	$45,164	$48,302	$45,682
Less: Cap on operating and selling, general and administrative costs provided by EXH	—	—	(2,685)
Distributable cash flow (without the benefit of the cost caps) (2)	$45,164	$48,302	$42,997

Distributions declared for the period per limited partner unit	$0.5725	$0.5675	$0.5525
Distributions declared to all unitholders for the period, including incentive distribution rights	$39,682	$39,084	$34,764
Distributable cash flow coverage (4)	1.14x	1.24x	1.31x
Distributable cash flow coverage (without the benefit of the cost caps) (5)	1.14x	1.24x	1.24x

	September 30,	June 30,	September 30,
	2015	2015	2014

Debt	$1,395,166	$1,382,371	$1,220,013
Total partners' capital	720,324	753,883	703,028

(1) Management believes EBITDA, as further adjusted, and gross margin provide useful information to investors because these non-GAAP measures, when viewed with our GAAP results and accompanying reconciliations, provide a more complete understanding of our performance than GAAP results alone. Management uses these non-GAAP measures as supplemental measures to review current period operating performance, comparability measures and performance measures for period to period comparisons. In addition, management uses EBITDA, as further adjusted, as a valuation measure.

(2) Provisions in the Omnibus Agreement that provided caps on our obligation to reimburse Exterran Holdings for operating and SG&A expenses terminated on December 31, 2014. The benefits received by us from the caps on operating and SG&A costs provided by Exterran Holdings were $2.7 million during the three months ended September 30, 2014. Excluding the benefit of the cost caps from our previously defined non-GAAP measures of EBITDA, as further adjusted, and distributable cash flow provides external users of our consolidated financial statements comparable measures to assess operating performance in the current year period with operating performance in the prior year periods.

(3) Management uses distributable cash flow, a non-GAAP measure, as a supplemental performance and liquidity measure. Using this metric, management can quickly compute the coverage ratio of estimated cash flows to planned cash distributions.

(4) Defined as distributable cash flow for the period divided by distributions declared to all unitholders for the period, including incentive distribution rights.
(5) Defined as distributable cash flow excluding the benefit of the cost caps for the period divided by distributions declared to all unitholders for the period, including incentive distribution rights.

EXTERRAN PARTNERS, L.P.
UNAUDITED SUPPLEMENTAL INFORMATION
(In thousands, except per unit amounts)

	Three Months Ended
	September 30,	June 30,	September 30,
	2015	2015	2014

Reconciliation of GAAP to Non-GAAP Financial Information:

Net income	$11,498	$22,327	$18,103
Depreciation and amortization	40,262	39,487	33,598
Long-lived asset impairment	7,163	1,826	3,558
Restructuring charges	—	—	125
Selling, general and administrative	20,729	20,721	20,734
Interest expense	19,048	19,082	16,141
Other (income) expense, net	585	(1,512)	(649)
Provision for (benefit from) income taxes	131	(72)	(299)
Gross margin (1)	99,416	101,859	91,311
Cap on selling, general and administrative costs provided by Exterran Holdings ("EXH")	—	—	2,685
Expensed acquisition costs (in Other (income) expense, net)	—	302	866
Non-cash selling, general and administrative costs	98	247	348
Less: Selling, general and administrative	(20,729)	(20,721)	(20,734)
Less: Other income (expense), net	(585)	1,512	649
EBITDA, as further adjusted (1)	78,200	83,199	75,125
Less: (Provision for) benefit from income taxes	(131)	72	299
Less: Gain on sale of property, plant and equipment (in Other (income) expense, net)	566	(1,782)	(1,414)
Less: Cash interest expense	(17,780)	(17,893)	(14,962)
Less: Maintenance capital expenditures	(15,691)	(15,294)	(13,366)
Distributable cash flow (2)	$45,164	$48,302	$45,682

Cash flows from operating activities	$78,187	$42,027	$52,980
Provision for doubtful accounts	(721)	(79)	(145)
Cap on selling, general and administrative costs provided by EXH	—	—	2,685
Expensed acquisition costs	—	302	866
Restructuring charges	—	—	125
Payments for settlement of interest rate swaps that include financing elements	(938)	(935)	(950)
Maintenance capital expenditures	(15,691)	(15,294)	(13,366)
Change in assets and liabilities	(15,673)	22,281	3,487
Distributable cash flow (2)	$45,164	$48,302	$45,682

Net income	$11,498	$22,327	$18,103
Items:
Long-lived asset impairment	7,163	1,826	3,558
Restructuring charges	—	—	125
Expensed acquisition costs	—	302	866
Net income, excluding items	$18,661	$24,455	$22,652

Diluted income per limited partner unit	$0.11	$0.30	$0.26
Adjustment for items per limited partner unit	0.12	0.03	0.08
Diluted income per limited partner unit, excluding items (1)	0.23	0.33	0.34

(1) Management believes EBITDA, as further adjusted, diluted income per limited partner unit, excluding items, and gross margin provide useful information to investors because these non-GAAP measures, when viewed with our GAAP results and accompanying reconciliations, provide a more complete understanding of our performance than GAAP results alone. Management uses these non-GAAP measures as supplemental measures to review current period operating performance, comparability measures and performance measures for period to period comparisons. In addition, management uses EBITDA, as further adjusted, as a valuation measure.

(2) Management uses distributable cash flow, a non-GAAP measure, as a supplemental performance and liquidity measure. Using this metric, management can quickly compute the coverage ratio of estimated cash flows to planned cash distributions.

EXTERRAN PARTNERS, L.P.
UNAUDITED SUPPLEMENTAL INFORMATION
(In thousands, except percentages)

	Three Months Ended
	September 30,	June 30,	September 30,
	2015	2015	2014

Total available horsepower (at period end) (1)	3,383	3,352	3,052

Total operating horsepower (at period end) (1)	3,107	3,130	2,947

Average operating horsepower	3,119	3,128	2,877

Horsepower Utilization:
Spot (at period end)	92%	93%	97%
Average	93%	94%	96%

Total available U.S. contract operations horsepower of Exterran Holdings and Exterran Partners (at period end)	4,267	4,246	4,125

Total operating U.S. contract operations horsepower of Exterran Holdings and Exterran Partners (at period end)	3,580	3,618	3,588

(1) Includes compressor units leased from Exterran Holdings with an aggregate horsepower of approximately 1,000, 1,000 and 64,000 at September 30, 2015, June 30, 2015, and September 30, 2014, respectively. Excludes compressor units leased to Exterran Holdings with an aggregate horsepower of approximately 1,000 at both September 30, 2015 and September 30, 2014, respectively.